PROSPECTUS SUPPLEMENT                                         File No. 333-38792
---------------------                                             Rule 424(b)(3)
(To Prospectus Supplement and Prospectus dated
June 16, 2000 and June 15, 2000, respectively)
Prospectus number:    2034


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:  $350,000,000      Original Issue Date:       October 30, 2000

CUSIP Number:      59018Y CA7        Stated Maturity Date:      May 1, 2002

Interest Calculation:                 Day Count Convention:
---------------------                 ---------------------
|X|  Regular Floating Rate Note       |X|   Actual/360

|_|  Inverse Floating Rate Note       |_|   30/360

      (Fixed Interest Rate):          |_|   Actual/Actual


Interest Rate Basis:
--------------------
|X|  LIBOR                            |_|   Commercial Paper Rate

|_|  CMT Rate                         |_|   Eleventh District Cost of Funds Rate

|_|  Prime Rate                       |_|   CD Rate

|X|  Federal Funds Rate               |_|   Other (see attached)

|_|  Treasury Rate
   Designated CMT Page:               Designated LIBOR Page:
        CMT Telerate Page:                  LIBOR Telerate Page:
        CMT Reuters Page:                   LIBOR Reuters Page:


Index Maturity:           One Month        Minimum Interest Rate: Not Applicable

Spread:                   0.0700%          Maximum Interest Rate: Not Applicable

Initial Interest Rate:    TBD              Spread Multiplier:     Not Applicable




Interest Reset Dates:     Monthly,  on  the  1st  of  every  month,   commencing
                          December  1,  2000,   subject  to  modified  following
                          business day convention.


Interest Payment Dates:   Monthly,  on  the  1st  of  every  month,   commencing
                          December  1,  2000,   subject  to  modified  following
                          business day convention.

Repayment at the
Option of the Holder:     The  Notes  cannot  be  repaid  prior  to  the  Stated
                          Maturity Date.


 Redemption at the
Option of the Company:    The  Notes  cannot  be  redeemed  prior to the  Stated
                          Maturity Date.


Form:                     The  Notes  are  being  issued  in  fully   registered
                          book-entry form.

Trustee:                  The Chase Manhattan Bank

Dated:                    October 25, 2000